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                                                                    Exhibit 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the MIND C.T.I. Ltd. 1998 Stock Option Plan and MIND C.T.I. Ltd. 2000 Stock Option Plan of our report dated March 30, 2000, except for Notes 5 and 6a(2), for which the date is May 1, 2000, which appears in MIND C.T.I. Ltd.'s registration statement on Form F-1 (No. 333-12266).








                                                     /s/ Kesselman & Kesselman
Tel Aviv, Israel                                         Kesselman & Kesselman
    January 28, 2001                       Certified Public Accountants (Isr.)